UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 8, 2005

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On September 1, 2005, Science Applications International Corporation (“SAIC”) entered into a severance agreement with each of Duane P. Andrews, Kenneth C. Dahlberg, Thomas E. Darcy, Donald H. Foley, John R. Hartley, Larry J. Peck, William A. Roper, Jr., Douglas E. Scott, George T. Singley, III and Joseph P. Walkush. The severance agreements provide that if the officer is involuntarily terminated without cause, or resigns for good reason within a 24-month period following a change of control of SAIC, the officer will be paid all accrued salary and a pro rata bonus for the year of termination and a single lump sum equal to three times the officer’s then current salary and bonus amount. The officer will also receive for the 36 months following termination such life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits as are provided to other similarly situated executives who continue in the employ of SAIC and up to 12 months of outplacement counseling. Vesting will be accelerated as provided in SAIC’s various equity incentive and deferral plans. If an excise tax would be imposed under the Internal Revenue Code on the payments received by an officer under the severance agreement, the officer may elect to receive the full value of the severance payments and pay the excise tax or have the severance payments reduced to the extent necessary to avoid an excise tax. The agreements expire on December 31, 2006 but will automatically renew for an additional year unless either party provides written notice of non-renewal by October 1 of such year.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On September 1, 2005, SAIC sent a notice to affected participants and beneficiaries with an account in the Science Applications International Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”) and Science Applications International Corporation Employee Stock Retirement Plan (the “ESRP”) informing them that SAIC has postponed the limited market trade date that was originally scheduled for September 23, 2005 to October 14, 2005. Participants and beneficiaries in the 401(k) Plan and ESRP are only permitted to increase, decrease or liquidate the portion of their account that is invested in SAIC common stock (or acquire shares of SAIC common stock for the first time) on a trade date. The period between September 23, 2005 and October 14, 2005 that is created by the postponement of the September 23rd trade date is called a “blackout period.”

On September 8, SAIC sent a notice to its executive officers and directors of the blackout period and the related restrictions on transactions in SAIC’s equity securities pursuant to Section 306(a) of the Sarbanes Oxley Act of 2002 and Regulation BTR promulgated thereunder. A copy of the notice provided to the executive officers and directors is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.04. SAIC provided such notice to its directors and executive officers within five (5) business days of September 6, 2005, which is the date the plan administrator for the 401(k) Plan and the ESRP notified SAIC of the blackout period.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written inquiry to SAIC, 10260 Campus Point Drive, MS F3, San Diego, California 92121, Attention: General Counsel.

Item 8.01.	Other Events.

SAIC postponed its limited market trade three weeks from September 23, 2005 to October 14, 2005. SAIC rescheduled the trade to provide its stockholders with additional time to evaluate the impacts of SAIC’s proposed capital restructuring (merger), initial public offering (IPO) and special dividend on their personal financial situation and their investment in SAIC common stock. The revised dates of relevant limited market activities are as follows:

EVENT	ORIGINAL SCHEDULE	NEW SCHEDULE

Limit Order Submission Period Ends	September 15, 2005	October 6, 2005

Board Pricing Date	September 16, 2005	October 7, 2005

Trade Date (limit order modification or cancellation deadline of 5:00 pm Pacific time)	September 23, 2005	October 14, 2005

Trade Settlement Date	September 28, 2005	October 19, 2005

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed with this current report:

Exhibit 99.1	Important Notice Regarding SOX Blackout Period and Restrictions on Directors and Officers Ability to Trade in SAIC Securities dated September 8, 2005

Exhibit 99.2	Notice re Stock Pricing & October Trade Schedule dated September 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: September 8, 2005	By	/s/ Douglas E. Scott
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary